CONSENT OF INDEPENDENT AUDITORS


Board of Trustees and Shareholders
Evergreen Select Fixed Income Trust:


We consent to the use of our report dated November 3, 2000 for the portfolios of Evergreen Select Fixed Income Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   Statement  of  Additional
Information.


                                    /s/ KPMG LLP
Boston, Massachusetts
February 26, 2001